EXHIBIT 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS NOTIFICATION RELATED TO

FIRST QUARTER 2018 DIVIDEND

HARRISBURG, PA, March 14, 2018 / The Board of Directors of Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), today announced the suspension of the payment of its first quarter 2018 dividend in order to conserve capital as a result of recognizing certain material nonrecurring fourth quarter expenses in 2017. Riverview, which completed an acquisition of CBT Financial Corp. (“CBT”) on October 1, 2017, recognized non-recurring merger related pre-tax costs of $3.3 million in the fourth quarter, as well as a $3.9 million, or $(0.43) per share, charge to income tax expense related to the re-measurement of net deferred tax assets resulting from the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act, enacted in December 2017. The suspension of the first quarter 2018 dividend does not preclude the declaration and payment of dividends in the future. Management anticipates recapturing the inordinate expenditures of 2017 in the near term as a result of additional earnings generated from the merger with CBT and recognition of cost saves related to achieving operating efficiencies of the combined entity.

Kirk D. Fox, CEO, stated “Given Riverview Financial Corporation’s longstanding history of uninterrupted dividends to shareholders, this is a particularly difficult message to deliver to our valued shareholders. However, our industry is constantly faced with maintaining a proper balance between the maintenance of an adequate capital cushion and distribution of capital to shareholders in the form of dividends. In this instance, as a result of the large, one-time expenses incurred during the fourth quarter of 2017 we felt it prudent for both the long term health and well being of the company and the long term dedication of building shareholder value, to suspend the dividend in the first quarter”. Mr. Fox went on to say that “It will be our goal to return to a reasonable dividend payment, determined by quarterly earnings throughout 2018, without disrupting the delicate balance we must maintain between the payment of a dividend to shareholders and remaining a well-capitalized institution, which is critical in our dedicated efforts to continue building long term value for shareholders”.

Riverview is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market area of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: MEDIA/INVESTORS, Scott A. Seasock 717.827.4039 or sseasock@riverviewbankpa.com

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may”, “will”, “believe”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.